COLLATERAL SHARING AGREEMENT

This COLLATERAL SHARING AGREEMENT, dated as of April 19, 2006, is among NATIONAL CITY BANK, in its capacity as the administrative agent under the Credit Agreement referred to below (in such capacity, together with any successors or assigns, the “Administrative Agent”), J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indentures described below (in such capacity, together with any successors or assigns, the “Trustee”), FERRO CORPORATION, an Ohio corporation (the “Borrower”), and each other Person listed on the signature pages hereto as an “Obligor”.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of August 31, 2001 (as amended, supplemented, amended and restated or otherwise modified, from time to time the, “Credit Agreement”), among the Borrower, the various financial institutions and other Persons from time to time party thereto (the “Credit Facility Lenders”), Credit Suisse, as Syndication Agent, and the Administrative Agent, the Borrower, together with certain additional Obligors, executed and delivered the Credit Facility Pledge Agreement (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) in favor of the Administrative Agent whereby the Borrower and the Obligors have granted security interests in certain personal property to the Administrative Agent;

WHEREAS, pursuant to the terms of the Credit Agreement, it is anticipated that the Borrower and certain additional Obligors will execute and deliver one or more mortgages in favor of the Administrative Agent whereby the Borrower and the Obligors will grant Liens upon certain real property to the Administrative Agent;

WHEREAS, the Borrower and the Trustee are parties to (i) that certain Indenture, dated as of May 1, 1993, by and between the Borrower and the Trustee (as successor-in-interest to Society National Bank) and (b) that certain Indenture, dated as of March 25, 1998, by and between the Borrower and the Trustee (as successor-in-interest to Chase Manhattan Trust Company, National Association) (each as amended, supplemented, amended and restated or otherwise modified from time to time, an “Indenture” and, collectively, the “Indentures”);

WHEREAS, Section 1008 of each Indenture requires the Borrower, in connection with its incurrence of certain Debt secured by a mortgage, pledge, lien, security interest, conditional sale, title retention agreement or other similar encumbrance on any Principal Domestic Manufacturing Property of the Borrower or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary, to grant equal and ratable liens upon and security interests in certain Common Collateral to the Trustee to secure the Outstanding Securities; and

WHEREAS, in connection with Section 1008 of each Indenture, the Borrower, together with certain additional Obligors, executed and delivered the Indenture Pledge Agreement in favor of the Trustee whereby the Borrower and the Obligors have granted security interests in certain personal property Common Collateral to the Trustee; and

WHEREAS, in connection with Section 1008 of each Indenture, it is anticipated that the Borrower and certain additional Obligors will grant to the Trustee certain additional liens and security interests, as applicable, in the Common Collateral in the future; and

WHEREAS, the parties hereto are entering into this Agreement to establish, inter alia, certain rights, limitations and the relative priorities of the Trustee and the Administrative Agent with respect to the Common Collateral.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Agreement to Recitals; Definitions. The parties hereto acknowledge and agree to each of the Recitals set forth above, which Recitals are hereby incorporated in and made a part of this Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

“Administrative Agent” is defined in the preamble.

“Administrative Agent Standstill Notice” is defined in Section 2.4(b).

“Administrative Agent Standstill Period” is defined in Section 2.4(b).

“Agreement” means this Collateral Sharing Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means title 11 of the United States Code (11 U.S.C. §101 et seq.), as in effect from time to time and any successor statute and shall also mean each other law or structure of similar application in any jurisdiction in which an Obligor (or its assets) is located.

“Borrower” is defined in the preamble.

“Capital Stock” means, (a) in the case of a corporation, any and all capital or corporate stock, including shares of preferred or preference stock of such corporation, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate or capital stock, (c) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral” means any Common Collateral consisting of cash or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).

“Claims” means, collectively, the Credit Facility Secured Claims and the Indenture Secured Claims.

“Collateral Documents” means, collectively, the Credit Facility Collateral Documents and the Indenture Collateral Documents.

“Common Collateral” means any asset of the Borrower or any other Obligor in which the Borrower or such other Obligor has granted, or does subsequently grant, a Lien to each of the Trustee and the Administrative Agent.

“Control Collateral” means any Common Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Common Collateral as to which a Lien is required to be perfected through possession or control by the secured party.

“Credit Agreement” is defined in the recitals; provided that the term Credit Agreement shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or other lenders, whether provided under the original Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Credit Agreement) (such document executed in connection therewith a “Replacement Credit Agreement”).

“Credit Facility Collateral Documents” means the Credit Facility Pledge Agreement and all other security agreements, mortgages, pledge agreements, collateral access agreements, control agreements or other documents delivered by any Obligor to the Administrative Agent (or any other Credit Facility Secured Party) to secure the Credit Facility Secured Claims.

“Credit Facility Event of Default” means an “Event of Default” as defined in the Credit Agreement.

“Credit Facility Documents” means the Credit Agreement, the Credit Facility Collateral Documents and the other Credit Documents (as defined in the Credit Agreement).

“Credit Facility Lenders” is defined in the recitals.

“Credit Facility Pledge Agreement” means the Pledge and Security Agreement, dated as of April 19, 2006, made by certain Obligors in favor of the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time (and shall include any other Pledge and Security Agreement executed pursuant to a Replacement Credit Agreement).

“Credit Facility Secured Claims” means (a) all Indebtedness outstanding under one or more of the Credit Facility Documents and (b) all other Obligations (as defined in the Credit Agreement). Credit Facility Secured Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding in respect of any obligor of such Credit Facility Secured Claims, accrue) after the commencement of an Insolvency or Liquidation Proceeding in respect of any obligor of such Credit Facility Secured Claims in accordance with and at the rate specified in the Credit Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Credit Facility Secured Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the Obligations (as defined in the Credit Agreement) or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Credit Facility Secured Parties” means the Administrative Agent and the Credit Facility Lenders and shall include each other Person on behalf of whom the Administrative Agent holds a Lien securing the Credit Facility Secured Claims.

“Debt” is defined in the Indentures.

“Discharge of Credit Facility Secured Claims” means payment in full in cash of the Credit Facility Secured Claims (other than Credit Facility Secured Claims consisting of contingent indemnification obligations under the Credit Facility Documents), delivery of cash collateral in an amount not exceeding 100% of the undrawn aggregate amount of all such outstanding letters of credit or backstop letters of credit in respect thereof in compliance with the terms of the Credit Agreement, in each case, after or concurrently with termination of all commitments to extend credit thereunder other than in connection with the execution and delivery of a Replacement Credit Agreement.

“Discharge of Indenture Secured Claims” means payment in full in cash of the Indenture Secured Claims (other than Indenture Secured Claims consisting of contingent indemnification obligations under the Indenture Documents) in compliance with the terms of the applicable Indenture.

“Domestic Subsidiary” is defined in the Indentures.

“Holder” is defined in the Indentures.

“Indebtedness” is defined in the Credit Agreement.

“Indenture” or “Indentures” is defined in the recitals.

“Indenture Collateral Documents” means the Indenture Pledge Agreement and all other security agreements, mortgages, pledge agreements, collateral access agreements, control agreements or other documents delivered by any Obligor to the Trustee to secure the Indenture Secured Claims.

“Indenture Documents” means, collectively, the Indentures and the Indenture Collateral Documents.

“Indenture Event of Default” means an “Event of Default” as defined in the Indentures.

“Indenture Pledge Agreement” means the Pledge and Security Agreement, dated as of April 19, 2006, by certain Obligors, in favor of the Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Indenture Secured Claims” means, (i) the principal of (and premium, if any) and interest (including default interest, if any) on any Outstanding Securities, and (ii) all other obligations and liabilities owing by the Borrower under the Indentures (including, without limitation, indemnities, fees and other amounts payable thereunder, including, without limitation, the obligation of the Borrower to reimburse the Trustee for reasonable compensation, expenses, disbursements and advances as described in Section 607 of each Indenture), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising. Indenture Secured Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding in respect of any obligor of such Indenture Secured Claims, accrue) after the commencement of an Insolvency or Liquidation Proceeding in respect of any obligor of such Indenture Secured Claims in accordance with and at the rate specified in the Indentures whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Indenture Secured Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the Indenture Secured Claims or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

“Liens” mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Obligors” means, in respect of the Credit Facility Secured Claims, the Borrower and each of its Subsidiaries party to a Credit Facility Document and, in respect of the Indenture Secured Claims, the Borrower and each of its Subsidiaries party to an Indenture Document.

“Outstanding Securities” is defined in the Indentures.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Stock Collateral” means, collectively, the Capital Stock pledged to the Administrative Agent under the Credit Facility Pledge Agreement and the Capital Stock pledged to the Trustee under the Indenture Pledge Agreement.

“Proceeds” means (a) all “proceeds” as defined in the UCC with respect to the Common Collateral and (b) whatever is recoverable or recovered when Common Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

“Principal Domestic Manufacturing Property” is defined in the Indentures.

“Remedies Proceeds” is defined in Section 3.6.

“Secured Parties” means, collectively, the Credit Facility Secured Parties and the Trustee.

“Subsidiary” of any person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

“Trustee” is defined in the preamble.

“Trustee Standstill Notice” is defined in Section 2.4(a).

“Trustee Standstill Period” is defined in Section 2.4(a).

“UCC” means the Uniform Commercial Code, as at the time in effect in any applicable jurisdiction.

ARTICLE II

LIEN PRIORITIES

SECTION 2.1 Acknowledgment. The Administrative Agent, for and on behalf of itself and the other Credit Facility Secured Parties, acknowledges and agrees that, (i) concurrently herewith, the Borrower and certain additional Obligors have granted to the Trustee, for the benefit of itself and the Holders under the Indentures, Liens upon certain personal property constituting Common Collateral in which the Administrative Agent has been granted Liens, and the Administrative Agent hereby consents thereto and (ii) subsequent to the execution of this Agreement, the Borrower and certain additional Obligors will grant to the Trustee, for the benefit of itself and the Holders under the Indentures, Liens upon certain additional Common Collateral in which the Administrative Agent will have been granted Liens, and the Administrative Agent hereby consents thereto.  The Trustee acknowledges and agrees that, (i) concurrently herewith, the Borrower and certain additional Obligors have granted to the Administrative Agent, for the benefit of itself and the other Credit Facility Secured Parties, Liens upon certain personal property constituting Common Collateral in which the Trustee has been granted Liens, and the Trustee hereby consents thereto and (ii) subsequent to the execution of this Agreement, the Borrower and certain additional Obligors will grant to the Administrative Agent, for the benefit of itself and the other Credit Facility Secured Parties, Liens upon certain additional Common Collateral in which the Trustee will have been granted Liens, and the Trustee hereby consents thereto.

SECTION 2.2 Priority. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Administrative Agent or any other Credit Facility Secured Party on the Common Collateral or of any Liens granted to the Trustee on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law, regarding the avoidance or setting aside of any Lien granted to the Administrative Agent or any other Credit Facility Secured Party in the Common Collateral or the Credit Facility Documents or the avoidance or setting aside of any Lien granted to the Trustee in the Common Collateral or the Indenture Documents, or any other circumstance whatsoever, (i) the Administrative Agent, on behalf of itself and the other Credit Facility Secured Parties, agrees that any Lien on the Common Collateral securing the Credit Facility Secured Claims now or hereafter held by the Administrative Agent and the Credit Facility Secured Parties, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be pari passu in priority to any Lien on the Common Collateral securing the Indenture Secured Claim, and (ii) the Trustee agrees that any Lien on the Common Collateral securing the Indenture Secured Claims now or hereafter held by the Trustee, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be pari passu in priority to any Lien on the Common Collateral securing the Credit Facility Secured Claims.

SECTION 2.3 Prohibition on Contesting Liens.

(a) Prior to the Discharge of Credit Facility Secured Claims, the Trustee agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency or Liquidation Proceeding), the validity, priority (as established by Section 2.2 hereof), enforceability, or perfection of the Liens of the Administrative Agent in respect of the Common Collateral.  The Trustee agrees that it will not take any action that would hinder any exercise of remedies undertaken by the Administrative Agent under the Credit Facility Documents in respect of the Common Collateral, including any public or private sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise (other than as expressly permitted under this Agreement); provided, the foregoing shall not prohibit the Trustee from asserting its Liens in the Common Collateral as is necessary to preserve such Liens under applicable law (e.g., filing an answer setting forth its interest in the Common Collateral as part of any foreclosure action). The Trustee hereby waives any and all rights it may have as a lien creditor or otherwise to contest, protest, object to or interfere with the manner in which the Administrative Agent seeks to enforce the Liens in any portion of the Common Collateral (other than as expressly permitted under this Agreement), and the parties hereto agree that the terms of this Agreement shall govern with respect to the Common Collateral, even if any portion of the Liens securing the Credit Facility Secured Claims are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

(b) Prior to the Discharge of Indenture Secured Claims, the Administrative Agent, on behalf of itself and the other Credit Facility Secured Parties, agrees that it and they shall not (and hereby waives, on behalf of itself and the other Credit Facility Secured Parties, any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency or Liquidation Proceeding), the validity, priority (as established by Section 2.2 hereof), enforceability, or perfection of the Liens of the Trustee in respect of the Common Collateral.  The Administrative Agent, on behalf of itself and the other Credit Facility Secured Parties, agrees that none of the Administrative Agent or any other Credit Facility Secured Party will take any action that would hinder any exercise of remedies undertaken by the Trustee under the Indenture Documents in respect of the Common Collateral, including any public or private sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise (other than as expressly permitted under this Agreement); provided, the foregoing shall not prohibit the Administrative Agent from asserting its Liens in the Common Collateral as is necessary to preserve such Liens under applicable law (e.g., filing an answer setting forth its interest in the Common Collateral as part of any foreclosure action).  The Administrative Agent, on behalf of itself and the other Credit Facility Secured Parties, hereby waives any and all rights it or the other Credit Facility Secured Parties may have as a lien creditor or otherwise to contest, protest, object to or interfere with the manner in which the Trustee seeks to enforce the Liens in any portion of the Common Collateral (other than as expressly permitted under this Agreement) and the parties hereto agree that the terms of this Agreement shall govern with respect to the Common Collateral, even if any portion of the Liens securing the Indenture Secured Claims are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

SECTION 2.4 Standstill Provisions.

(a) Trustee Standstill. If the Administrative Agent shall send a written notice stating that such notice is a “Trustee Standstill Notice” (a “Trustee Standstill Notice”) to the Trustee at any time after the occurrence and during the continuation of a Credit Facility Event of Default, the Trustee agrees that from and after the date of its receipt of any such Trustee Standstill Notice, the Trustee will not exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of, or foreclosure on, the Common Collateral under the Indenture Documents, applicable law or otherwise as a secured creditor other than as expressly permitted under this Agreement and will not take or receive any Common Collateral or in connection with the exercise of any such right or remedy (including recoupment or set-off), whether under the Indenture Documents, applicable law, in an Insolvency or Liquidation Proceeding or otherwise unless (a) the Administrative Agent has expressly waived or acknowledged the cure of the applicable Credit Facility Event of Default in writing or the Discharge of Credit Facility Secured Claims shall have occurred, or (b) 90 days shall have elapsed from the date of the receipt of such Trustee Standstill Notice.  From and after the earliest to occur of (i) the Trustee’s receipt of such waiver or cure notice, (ii) the date on which the Discharge of Credit Facility Secured Claims shall have occurred, or (iii) the elapsing of such 90 day period, the Trustee may commence to exercise any of its rights and remedies as a secured creditor with respect to the Common Collateral under the Indenture Documents, applicable law or otherwise (subject to the provisions of this Agreement).  The time period during which the Trustee is not permitted to exercise rights or remedies under this section is referred to herein as the “Trustee Standstill Period”.

(b) Administrative Agent Standstill. If the Trustee shall send a written notice stating that such notice is an “Administrative Agent Standstill Notice” (an “Administrative Agent Standstill Notice”) to the Administrative Agent at any time after the occurrence and during the continuation of an Indenture Event of Default, the Administrative Agent, on behalf of itself and the other Credit Facility Secured Parties, agrees that from and after the date of its receipt of any such Administrative Agent Standstill Notice, none of the Administrative Agent or any other Credit Facility Secured Party will exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of, or foreclosure on, the Common Collateral under the Credit Facility Documents, applicable law or otherwise as a secured creditor other than as expressly permitted under this Agreement and will not take or receive any Common Collateral or in connection with the exercise of any such right or remedy (including recoupment or set-off), whether under the Credit Facility Documents, applicable law, in an Insolvency or Liquidation Proceeding or otherwise unless (a) the Trustee has expressly waived or acknowledged the cure of the applicable Indenture Event of Default in writing or the Discharge of Indenture Secured Claims shall have occurred, or (b) 90 days shall have elapsed from the date of the receipt of such Administrative Agent Standstill Notice.  From and after the earliest to occur of (i) the Administrative Agent’s receipt of such waiver or cure notice, (ii) the date on which the Discharge of Indenture Secured Claims shall have occurred, or (iii) the elapsing of such 90 day period, any of the Administrative Agent or any other Credit Facility Secured Party may commence to exercise any of its rights and remedies as a secured creditor with respect to the Common Collateral under the Credit Facility Documents, applicable law or otherwise (subject to the provisions of this Agreement).  The time period during which the Administrative Agent is not permitted to exercise rights or remedies under this section is referred to herein as the “Administrative Agent Standstill Period”.

(c) Subject to Section 3.1, notwithstanding anything to the contrary in Section 2.4(a) or (b), neither such Section shall be construed to prevent any action taken by the Administrative Agent or the Trustee, as the case may be, to prepare for or commence marketing activities for any applicable Common Collateral so long as such preparation does not interfere in any material respect with the exercise of rights or remedies by the other party under such Section.

ARTICLE III

ENFORCEMENT; APPLICATION OF PROCEEDS

SECTION 3.1 Exercise of Rights and Remedies. So long as this Agreement has not been terminated pursuant to the provisions hereof, and regardless of whether or not the Credit Facility Secured Claims or the Indenture Secured Claims, respectively, have been accelerated or any Insolvency or Liquidation Proceeding or similar event or proceeding has been commenced by or against any Obligor:

(a) subject to the terms of the Credit Facility Documents and this Agreement, the Administrative Agent shall have the right to exercise rights and remedies in respect of the Common Collateral under the Credit Facility Documents, applicable law or otherwise. In exercising such rights and remedies with respect to such Common Collateral, the Administrative Agent may enforce the provisions of the Credit Facility Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as it may determine in the exercise of its discretion or as otherwise provided in the Credit Facility Documents. Such exercise and enforcement shall include, without limitation, the rights of the Administrative Agent sell, lease, license or otherwise dispose of all or any portion of the Common Collateral by private or public sale or any other means permissible under applicable law (such sale to be free and clear of the Trustee’s Liens and the Trustee agrees to execute any and all Lien releases requested by the Administrative Agent in connection therewith), to incur reasonable expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the UCC and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction;

(b) subject to the terms of the Indenture Documents and this Agreement, the Trustee shall have the right to exercise rights and remedies in respect of the Common Collateral under the Indenture Documents, applicable law or otherwise. In exercising such rights and remedies with respect to such Common Collateral, the Trustee may enforce the provisions of the Indenture Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as it may determine in the exercise of its discretion or as otherwise provided in the Indentures. Such exercise and enforcement shall include, without limitation, the rights of the Trustee to sell, lease, license or otherwise dispose of all or any portion of the Common Collateral by private or public sale or any other means permissible under applicable law (such sale to be free and clear of the Administrative Agent’s Liens and the Administrative Agent agrees to execute any and all Lien releases requested by the Trustee in connection therewith), to incur reasonable expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the UCC and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction; and

(c) any money, property, securities or other direct or indirect distributions of any nature whatsoever received by the Administrative Agent or any other Credit Facility Secured Party or the Trustee resulting from the sale, disposition, or other realization upon or other exercise of remedies in respect of all or any part of the Common Collateral, in each case regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any Insolvency or Liquidation Proceeding or otherwise, shall be applied by the Administrative Agent, such Credit Facility Secured Party or the Trustee, as applicable, in accordance with Section 3.6. Until so applied, such payment or distribution shall be held in trust by such party as the property of the Secured Parties, segregated from other funds and property held by such party.

SECTION 3.2 No Waiver of Rights.  The Trustee on the one hand, and the Administrative Agent and the other Credit Facility Secured Parties on the other hand, may exercise, and nothing herein shall constitute a waiver of, any right they may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency or Liquidation Proceeding or to join or participate in, any action or proceeding or other activity involving the sale or other disposition of the Common Collateral; provided that exercise of any such right by the Trustee on the one hand, and the Administrative Agent and the other Credit Facility Secured Parties on the other hand, shall be subject to all of the terms and conditions of this Agreement.

SECTION 3.3 Rights as an Unsecured Creditor. Notwithstanding anything to the contrary contained in this Agreement, the Trustee (i) may make such demands or file such claims in respect of the Indenture Secured Claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, (ii) may in any Insolvency or Liquidation Proceeding file a proof of claim or statement of interest with respect to the Indenture Secured Claims, (iii) may accelerate the Indenture Secured Claims pursuant to the terms and conditions of the Indenture Documents and this Agreement, and (iv) shall have all rights and remedies it may have as an unsecured creditor at law or in equity against any Obligor; provided that (1) the Trustee shall not take any actions restricted by this Agreement in respect of the Common Collateral until the Discharge of Credit Facility Secured Claims shall have occurred, and (2) any exercise by the Trustee of its rights and remedies and any Remedies Proceeds received as result of such actions shall to the extent provided herein be subject to the Liens of the Administrative Agent and to the provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement or any control agreement or any bailee agreement, so long as the Discharge of Credit Facility Secured Claims has not occurred, the Trustee agrees that during any Trustee Standstill Period it will not issue any instructions to any bank or securities intermediary regarding the disposition of funds in any deposit account (as defined in the UCC) of an Obligor or the disposition of financial assets in any securities account (as defined in the UCC) of an Obligor or the disposition of any Pledged Stock Collateral held by any bailee without the prior written consent of the Administrative Agent. Each of the Administrative Agent and any other Credit Facility Secured Party (i) may make such demands or file such claims in respect of the Credit Facility Secured Claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, (ii) may in any Insolvency or Liquidation Proceeding file a proof of claim or statement of interest with respect to the Credit Facility Secured Claims, (iii) may accelerate the Credit Facility Secured Claims pursuant to the terms and conditions of the Credit Facility Documents and this Agreement, and (iv) shall have all rights and remedies it may have as an unsecured creditor at law or in equity against any Obligor; provided that (1) none of the Administrative Agent nor any other Credit Facility Secured Party shall take any actions restricted by this Agreement in respect of the Common Collateral until the Discharge of Indenture Secured Claims shall have occurred, and (2) any exercise by the Administrative Agent or any other Credit Facility Secured Party of its rights and remedies and any Remedies Proceeds received as result of such actions shall to the extent provided herein be subject to the Liens of the Trustee and to the provisions of this Agreement.  Notwithstanding anything to the contrary in this Agreement or any control agreement or any bailee agreement, so long as the Discharge of Indenture Secured Claims has not occurred, the Administrative Agent agrees on behalf of itself and the other Credit Facility Secured Parties that during any Administrative Agent Standstill Period it will not issue any instructions to any bank or securities intermediary regarding the disposition of funds in any deposit account (as defined in the UCC) of an Obligor or the disposition of financial assets in any securities account (as defined in the UCC) of an Obligor or the disposition of any Pledged Stock Collateral held by any bailee without the prior written consent of the Trustee.

SECTION 3.4 Control and Cash Collateral.

(a) Each of the Administrative Agent, for and on behalf of itself and each other Credit Facility Secured Party, and the Trustee, as applicable, agree to hold all Cash Collateral that it may receive in its (or any bailee acting on its behalf) respective possession, custody or control as agent for the other solely for the purpose of perfecting the Liens granted to each in such Cash Collateral subject to the terms and conditions of this Section 3.4. The duties or responsibilities of the Administrative Agent and the Trustee with respect to Cash Collateral under this Section 3.4 are and shall be limited solely to holding or maintaining control of the Cash Collateral for the other for purposes of perfecting the Lien held by the Administrative Agent or the Trustee, as applicable.  The Administrative Agent is not and shall not be deemed to be a fiduciary of any kind for the Trustee, the Holders of the Securities under the Indentures or any other Person.  The Trustee is not and shall not be deemed to be a fiduciary of any kind for the Administrative Agent, the other Credit Facility Parties or any other Person. Each of the Trustee and the Administrative Agent agree to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that each of the Trustee and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the other reasonably requests in writing (subject to the terms of this Agreement), but failure of the Trustee or the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

(b) The Administrative Agent and the Trustee further acknowledge and agree that, notwithstanding anything to the contrary contained in the Indenture Pledge Agreement or the Credit Facility Pledge Agreement to the contrary, the Administrative Agent (or a third party on its behalf) shall hold the Control Collateral in its possession as agent and bailee of the Trustee for purposes of perfecting the Trustee’s Liens in the Control Collateral. The Administrative Agent further acknowledges that in accordance with Section 9-313(c) of the UCC as in effect from time to time in New York, this Agreement constitutes an authenticated record pursuant to which the Administrative Agent acknowledges that it holds possession of the Control Collateral for the benefit of the Trustee. The Administrative Agent agrees that it shall not relinquish possession of the Control Collateral except to the extent that such Control Collateral is released in accordance with the terms of this Agreement or sold or otherwise disposed of in connection with the Administrative Agent’s exercise of its remedies under the Credit Facility Documents. Neither the Administrative Agent nor any other Credit Facility Secured Party shall have any obligation whatsoever to the Trustee to assure that any Control Collateral is genuine or owned by any Obligor or any other Person.

SECTION 3.5 Notices of Exercise.  Concurrently with any exercise by the Trustee of any of its rights and remedies under the Indenture Documents following the occurrence of any Indenture Event of Default, the Trustee shall give written notice of such exercise to the Administrative Agent and shall only exercise such rights or remedies under the Indenture Documents with respect to the Common Collateral consistent with the terms of this Agreement.  Concurrently with any exercise by the Administrative Agent of any of its rights and remedies under the Credit Facility Documents following the occurrence of any Credit Facility Event of Default, the Administrative Agent shall give written notice of such exercise to the Trustee and shall only exercise such rights or remedies under the Credit Facility Documents with respect to the Common Collateral in a manner consistent with the terms of this Agreement.

SECTION 3.6 Application of Proceeds. The Administrative Agent and the Trustee hereby agree that all Common Collateral and all proceeds in respect thereof received by either of them in connection with the sale of, collection on, recovery from or realization upon such Common Collateral (such proceeds “Remedies Proceeds”) upon the exercise of any of their secured creditor rights or remedies under any of the Credit Facility Documents, the Indenture Documents, applicable law or otherwise, shall be promptly applied as follows:

(i) first, ratably to the payment in full in cash of costs and expenses of (i) the Administrative Agent (including the fees and expenses of the Administrative Agent’s counsel) and (ii) the Trustee (including the fees and expenses of the Trustee’s counsel) in connection with such exercise,

(ii) second, after payment in full in cash of the amounts specified in clause (i) above, to the Secured Parties for payment of their respective Claims ratably in proportion to the aggregate amount of their respective Claims, which amounts will be distributed to each such Secured Party in accordance with the terms of the Credit Agreement or the Indentures, as applicable, until paid in full in cash, and

(iii) third, after payment in full in cash of the amounts specified in clauses (i) through (ii), to each Obligor or any other Person lawfully entitled to receive such surplus.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Amendments to Collateral Documents. No Collateral Document may be amended, supplemented or otherwise modified or entered into by any Secured Party to the extent such amendment, supplement or modification, or the terms of any new such document, would be inconsistent with any of the terms of this Agreement or would materially adversely affect the value of the Common Collateral or the rights and remedies of the other Secured Parties.

SECTION 4.2 No Warranties or Liability. Each Secured Party acknowledges and agrees that none of the Administrative Agent, the Trustee nor any other Secured Party have made express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Collateral Documents. The Secured Parties will be entitled to administer, manage and supervise their respective agreements with, and loans and extensions of credit to, the Borrower in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and each Secured Party may administer and manage their agreements, loans and extensions of credit without regard to any rights or interests that each other Secured Party has in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Subject to the terms of this Agreement, no Secured Party shall have any duty to any other Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an Event of Default or default under any agreements with the Borrower, regardless of any knowledge thereof which such Secured Party may have or be charged with.

SECTION 4.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by each of the Administrative Agent, the Trustee and the Borrower and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

SECTION 4.4 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COMMON COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE OPTION OF THE ADMINISTRATIVE AGENT THE TRUSTEE, OR SUCH OTHER SECURED PARTY, AS APPLICABLE, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.5 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES RELATING THERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER COLLATERAL DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER COLLATERAL DOCUMENT.

SECTION 4.6 Notices. All notices permitted or required under this Agreement may be sent to the Administrative Agent and the Trustee at its address set forth below. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

National City Bank
629 Euclid Avenue
If to the	Cleveland, Ohio 44114
Administrative	Facsimile:
Agent:	Attention: Diego Tobon
With copies to:	Mayer, Brown, Rowe & Maw LLP
214 N. Tryon Street, Suite 3800
Charlotte, North Carolina 28202
Facsimile: (704) 377-2033
Attention: Ron D. Franklin
If to the Trustee:	J.P. Morgan Trust Company, National Association
One Oxford Centre
301 Grant Street, Suite 1100
Pittsburgh, PA 15219
Facsimile: (412) 291-2070
Attention: Ms. Bridget M. Schessler
With copies to:	Schottenstein, Zox & Dunn Co., L.P.A.
P.O. Box 165020
Columbus, Ohio 43216-5020
Facsimile: 614-462-5135
Attn: Victoria E. Powers, Esq. and Eric M. Stoller, Esq.
If to the Borrower:	Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114
Attn: General Counsel
Fax: 216-875-7275
With copies to:	Baker & Hostetler LLP
1900 E. 9th St.
Suite 3200
Cleveland, Ohio 44114
Facsimile: 216-696-0740
Attn: M.H. (Bart) Sauer III, Esq.

SECTION 4.7 Further Assurances. Each of the Administrative Agent and the Trustee agrees that it shall take such further action and shall execute and deliver to the other party such additional documents and instruments (in recordable form, if requested) as such other party may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

SECTION 4.8 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 4.9 Continuing Agreement; Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of (i) Discharge of Credit Facility Secured Claims shall have occurred and (ii) the Discharge of Indenture Secured Claims shall have occurred, (b) be binding upon the Secured Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), each Secured Party may assign or otherwise transfer all or any portion of its Claims to any other Person in the manner contemplated in the Credit Facility Documents and the Indenture Documents, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the applicable Secured Party, herein or otherwise. No other Person, shall have or be entitled to assert rights or benefits hereunder.

SECTION 4.10 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4.12 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 4.13 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding.

SECTION 4.14 Trustee Acting for Benefit of Holders; Administrative Agent Acting for Benefit of Credit Facility Secured Parties.

(a) Each of the Obligors and the Administrative Agent, on its own behalf and on behalf of the Credit Facility Secured Parties, acknowledge and agree that the Trustee is executing this Agreement not in its individual capacity, but solely in its capacity as Trustee under the Indentures. Each of the parties agree that in so acting, the Trustee shall have all of the protections afforded to it under the Indentures and related documents, including, without limitation, its rights to indemnification thereunder. The foregoing shall not be deemed or construed to grant any additional consent or approval rights or to modify any existing consent or approval rights (if any) of any Holder of the Outstanding Securities under the Indentures.

(b) Each of the Obligors and the Trustee acknowledge and agree that the Administrative Agent is executing this Agreement not in its individual capacity, but solely in its capacity as Administrative Agent under the Credit Agreement. Each of the parties agree that in so acting, the Administrative Agent shall have all of the protections afforded to it under the Credit Agreement and related documents, including, without limitation, its rights to indemnification thereunder. The foregoing shall not be deemed or construed to grant any additional consent or approval rights or to modify any existing consent or approval rights (if any) of any Credit Facility Lender under the Credit Agreement.

SECTION 1.1

Administrative Agent:

NATIONAL CITY BANK,

By:
Name:
Title:

By:
Name:
Title:

Trustee:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

Acknowledged and Agreed:

Obligors:

FERRO CORPORATION

By:
Name: Thomas M. Gannon
Title: Chief Financial Officer

FERRO ELECTRONIC MATERIALS INC.

By:

Name: Rhonda S. Ferguson
Title: Assistant Secretary

FERRO PFANSTIEHL LABORATORIES, INC.

By:

Name: Rhonda S. Ferguson
Title: Assistant Secretary

FERRO COLOR & GLASS CORPORATION

By:

Name: Rhonda S. Ferguson
Title: Secretary